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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the Registration Statement (Form S-4) and related Prospectus of PeopleSoft Inc. for the registration of 25,892,462 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements of PeopleSoft Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


Walnut Creek, California
November 16, 1999